UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

PERICOM SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. employer identification No.)

3545 North First Street
San Jose, California 95134
(Address of Principal Executive Office, Including Zip Code)

(408) 435-0800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

          See item 5.02 of this Form 8-K which is incorporated by reference into this item 1.01.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On October 26, 2005, Pericom Semiconductor Corporation (the “Company”) was informed by Michael D. Craighead that he would resign from his positions as Vice President, Chief Financial Officer and Assistant Secretary of the Company.  In order to ensure a smooth transition, Mr. Craighead agreed to remain with the Company until January 31, 2006.

          As announced via press release today, attached hereto as Exhibit 99.1, Angela Chen has been appointed Vice President and Chief Financial Officer of the Company.  This appointment is effective February 1, 2006, or sooner in the event that Mr. Craighead departs prior to January 31, 2006.

          Ms. Chen, 47, has been CFO and VP, Finance, Administration & IT of the Company’s fabless semiconductor subsidiary Pericom Technology (Shanghai) Co., Ltd  (PTI) since May 2002.  In this role she has been instrumental in driving PTI’s growth and return to profitability.  In addition, since August 2005, Ms. Chen has been VP Finance, Asia for Pericom overseeing the financial activities of the Company’s Asian operations including Pericom Taiwan Ltd, eCERA, and PTI.

          Prior to joining Pericom in 2002, Ms. Chen was Chief Operating Officer and VP, Finance, Administrations & Operations of Feiya Technology Corporation from March 2001 to May 2002.  Previously, Ms. Chen was CFO and VP, Finance, Administration and IT with terminal manufacturer Wyse Technology Taiwan Ltd. from May 1996 through March 2001.  Ms. Chen has held various other financial management and accounting positions in her career.

          Ms. Chen received her MBA with a major in Accounting from National Taiwan University, and her BA with a major in Accounting from Soochow University in Taiwan.

          Under the terms of Ms. Chen’s employment arrangement, she will be an at-will employee of the Company and will receive an annualized starting base salary of $180,000.  Ms. Chen will be eligible for an annual incentive bonus of up to 25% of her base salary.  In addition, Ms. Chen will be granted an option to purchase 35,000 shares of the Company’s Common Stock.  These shares will vest 25% after one year with the remainder vesting 1/36th per month over the last three years of the option so that all options will be fully vested after four years.  The option expires in 10 years.  Under the terms of the Company’s current stock incentive plans, these options would become fully exercisable under certain conditions in the event of a change of control of the Company.  Ms. Chen will also receive up to $20,000 for relocation to San Jose, California.

Item 9.01. Financial Statements and Exhibits.

          (c)          Exhibits.

          99.1        Press release, dated November 30, 2005, titled “Pericom Semiconductor Appoints New Chief Financial Officer”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION
(Registrant)

Date: November 30, 2005	By:	/s/ Michael D. Craighead

Michael D. Craighead
Vice President/Chief Financial Officer